                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                          ---------------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
        Date of Report (Date of Earliest Event Reported):  May 16, 1996



                         AMERICAN WASTE SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)
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


             Ohio                      1-10599                  34-1602983
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(State or Other Jurisdiction       (Commission File           (IRS Employer
     of Incorporation)                  Number)            Identification No.)

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                     One American Way, Warren, Ohio  44484
              (Address of Principal Executive Offices)  (Zip Code)

      Registrant's telephone number, including area code:  (330) 856-8800


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            (Former name and address, if changed since last report)



                    This Report contains a total of 2 pages.

                             There are no exhibits
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ITEM 5.  Other Events

See the following

     See the following press release dated May 16, 1996, announcing the issuance of an Expansion Permit from the Ohio Environmental Protection Agency to American Landfill, Inc., a subsidiary of American Waste Services, Inc.


FOR RELEASE AFTER 5:00 P.M. (EDT) ON MAY 16, 1996
-------------------------------------------------


AMERICAN WASTE SERVICES, INC. IS ISSUED EXPANSION PERMIT FOR ITS AMERICAN LANDFILL FACILITY

     WARREN, Ohio (May 16, 1996) -- Ronald E. Klingle, Chairman of the Board of Directors of American Waste Services, Inc. (NYSE:AW) today announced that the Ohio Environmental Protection Agency has issued a vertical expansion permit for the Company's American landfill facility located in Waynesburg, Ohio.

     Mr. Klingle stated, "We are pleased that our American landfill facility has finally received the long awaited vertical expansion permit which was first applied for in February 1991. This permit increases the facility's disposal capacity to approximately 23 million cubic yards thereby significantly increasing the life of the landfill".

     American Waste Services, Inc. provides integrated waste management and environmental services, including disposal, transportation and transportation-related services, disposal brokerage and management services, environmental engineering, site assessment, analytical laboratory and remediation services to industrial, commercial, municipal and governmental customers.

For more information, contact:      Timothy C. Coxson
                                    Chief Financial Officer
                                    American Waste Services, Inc.
                                    Warren, Ohio 44484-5555
                                    (330) 856-8800


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              AMERICAN WASTE SERVICES, INC.


                                /s/ Timothy C. Coxson
                               -----------------------------------------------
                              By:   Timothy C. Coxson
                                    Executive Vice President, Finance
                                    Treasurer, Chief Financial Officer

DATED:  May 17, 1996